UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):	December 18, 2012

Vishay Precision Group, Inc.
(Exact Name of Issuer as Specified in Charter)

Delaware	1-34679	27-0986328
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
Incorporation or Organization)		Number)

3 Great Valley Parkway, Suite 150
Malvern, PA	19355
(Address of Principal Executive Offices)	(Zip Code)

(484) 321-5300
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement.

On December 18, 2012, Vishay Precision Group, Inc. (the “Company”) and its subsidiary, Vishay Precision Group Canada ULC (the “Purchaser”) entered into an Asset Purchase Agreement with George Kelk Corporation (the “Seller”), Endevor Corporation (the parent of Seller), and Peter Kelk (the “Purchase Agreement”). Pursuant to the Purchase Agreement, and subject to the conditions thereof, the Purchaser will acquire substantially all of the assets of the Seller and will operate the business of the Seller after the closing (the “Transaction”). The Company expects to use a combination of cash on hand as well as borrowings under a third-party credit facility to pay the purchase price under the Purchase Agreement of $50 million (CDN), subject to working capital and other adjustments described in the Purchase Agreement. Of that amount, $8.5 million (CDN) will be held in escrow to satisfy certain indemnity claims that the Company and Purchaser may make against Seller and its affiliates in accordance with the terms of the Purchase Agreement.

The Purchase Agreement contains customary representations, warranties and covenants of the parties, including a covenant of the Seller to deliver to the Company certain audited and reviewed historical financial statements. Certain representations and warranties in the Purchase Agreement were used for the purpose of allocating risk between the Company, Purchaser and Seller, rather than establishing matters of fact. Accordingly, the representations and warranties in the Purchase Agreement do not necessarily constitute the actual state of facts about the Company, Purchaser and Seller.

The Company’s and Purchaser’s obligation to consummate the Transaction are subject to customary conditions, including, among other things, that no pending legal action existed at the time of Closing that was reasonably expected to restrain, prohibit or invalidate the transactions contemplated by the Purchase Agreement, the continuing accuracy of each party’s representations and warranties, and the satisfaction of each party’s pre-closing covenants.

The foregoing summary description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
2.1*	Asset Purchase Agreement, dated December 18, 2012, by and among Vishay Precision Group, Inc., Vishay Precision Group Canada ULC, George Kelk Corporation, Endevor Corporation and Peter Kelk.
99.1	Press release, dated December 18, 2012.
____________________

* Pursuant to Item 601(b)(2) of Regulation S-K schedules and exhibits have been omitted and will be furnished supplementally to the SEC upon request.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vishay Precision Group, Inc.

Date: December 19, 2012	By:	/s/ William M. Clancy
		Name:	William M. Clancy
		Title:	Executive Vice President and Chief
Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Asset Purchase Agreement, dated December 18, 2012, by and among Vishay Precision Group, Inc., Vishay Precision Group Canada ULC, George Kelk Corporation, Endevor Corporation and Peter Kelk.
99.1	Press release, dated December 18, 2012.